Exhibit 5.1

Tel Aviv, April 22, 2025

BrainsWay Ltd.

16 Hartum Street RAD Tower, 14th Floor

Har HaHotzvim

Jerusalem, 9777516

Ladies and Gentlemen:

We have acted as Israeli counsel to BrainsWay Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”), which registers the resale from time to time by the selling shareholder named in the Registration Statement of up to 3,603,745 American Depositary Shares (the “ADSs”), each representing two ordinary shares, par value NIS 0.04 per share, of the Company (the “Ordinary Shares”), as follows: (i) 2,103,745 ADSs, representing 4,207,490 Ordinary Shares (the “Shares”) and (ii) up to 1,500,000 ADSs, representing up to 3,000,000 Ordinary Shares (the “Warrant Shares”) issuable to the selling shareholder named in the Registration Statement upon exercise of the Warrant (as such term is defined in the Registration Statement).

In connection with this opinion, we have examined and relied upon copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, certificates, statements of public officials and of officers and representatives of the Company, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed inter alia the genuineness of all signatures, the completeness of each document submitted to us, the legal competence and capacity of natural persons, the authenticity of each document reviewed by us as an original, the conformity to the authentic original of each document reviewed by us as a copy, and the accuracy on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications.

We have further assumed that, at the time of issuance of the Warrant Shares, and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of ordinary shares that the Company is authorized to issue shall have been increased such that a sufficient number of Ordinary Shares are authorized and available for issuance.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that:

(1)	The Shares have been duly authorized and are validly issued, fully paid and non-assessable; and

(2)	The Warrant Shares have been duly authorized and, when issued upon the exercise of the Warrant pursuant to the terms of the Warrant, in accordance with and in the manner described therein and in the Registration Statement, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, our opinion is restricted to questions arising solely under Israeli Law and will be governed by Israeli courts and jurisdiction and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The opinions set forth in this letter are effective as of the date hereof. We do not undertake to advise you of any changes in our opinions expressed herein resulting from matters that may arise after the date of this letter or that hereafter may be brought to our attention.

This opinion is being furnished in connection with the requirements of Items 601(b)(5) and (b)(23) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus that forms a part thereof, any prospectus filed pursuant to Rule 424(b) with respect thereto or any 462(b) Registration Statement, other than as expressly stated herein with respect to the resale of the Shares and the Warrant Shares.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement and elsewhere in the Registration Statement and prospectus. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Securities Act.

Very truly yours,

/s/ S. Friedman, Abramson & Co.

S. Friedman, Abramson & Co.

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